UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 27, 2016

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	212-969-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.    Results of Operations and Financial Condition.

AllianceBernstein L.P. and AllianceBernstein Holding L.P. (collectively, “AB”) are furnishing their news release issued on July 28, 2016 announcing financial and operating results for the quarter ended June 30, 2016 (“2Q16 Release”). The 2Q16 Release is attached hereto as Exhibit 99.01.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)
On July 27, 2016, Christian Thimann, Head of Strategy, Sustainability and Public Affairs of AXA S.A. (“AXA”), resigned from the Board of Directors (“Board”) of AllianceBernstein Corporation (“Corporation”), general partner of AB, due to competing demands on his time related to his other job-related responsibilities. AXA is a parent company of AB.

(d)
On July 27, 2016, the sole stockholder of the Corporation elected Veronique Weill, Chief Customer Officer of AXA and Chief Executive Officer of AXA Global Asset Management, as a new member of the Board.

Ms. Weill was elected a member of the Executive Committee of the Board, the Compensation Committee of the Board and the Corporate Governance Committee of the Board at the Regular Meeting of the Board held on July 27, 2016.

Item 7.01.    Regulation FD Disclosure.

AB is furnishing the 2Q16 Release, which is attached hereto as Exhibit 99.01.

AB also is furnishing its statement issued on July 27, 2016 indicating that AB, having determined that an opportunity involving the Visium Global Fund was not feasible, will not proceed with the transaction (“Visium Statement”). The Visium Statement is attached hereto as Exhibit 99.02.

Item 8.01    Other Events

On December 12, 2013, AB acquired W.P. Stewart & Co., Ltd. (“WPS”), an equity investment manager that managed, as of December 12, 2013, approximately $2.1 billion in U.S., Global and EAFE concentrated growth equity strategies for its clients, primarily in the U.S. and Europe. On the date of this acquisition, each of approximately 4.9 million outstanding shares of WPS common stock (other than certain specified shares, as previously disclosed in Amendment No. 2 to Form S-4 filed by AllianceBernstein L.P. on November 8, 2013) was converted into the right to receive $12.00 per share and one transferable contingent value right (“CVRs”) entitling the holders to an additional $4.00 per share cash payment if the Assets Under Management (as such term is defined in the Contingent Value Rights Agreement (“CVR Agreement”) dated as of December 12, 2013, a copy of which was filed as Exhibit 4.01 (“Exhibit 4.01”) to the Form 10-K for the year ended December 31, 2013 filed by each of AllianceBernstein L.P. and AllianceBernstein Holding L.P.) in the acquired WPS investment services business exceed $5.0 billion on or before December 12, 2016, subject to certain measurement procedures and limitations set forth in the CVR Agreement. See the definition of AUM Milestone in Exhibit 4.01 for additional information regarding the circumstances that trigger payment pursuant to the CVRs. The foregoing description of the CVR Agreement does not purport to be complete and is qualified in its entirety by the full text of the CVR Agreement, which is incorporated herein by reference.

As of June 30, 2016, the Assets Under Management are approximately $4.0 billion. Accordingly, management has determined that the AUM Milestone did not occur during the second quarter of 2016.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99.01	2Q16 Release.

99.02	Visium Statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: July 28, 2016	By:	/s/ David M. Lesser
David M. Lesser Corporate Secretary

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